Exhibit 10.20

EXECUTION VERSION

PUT AGREEMENT

This PUT AGREEMENT (this “Agreement”) is made as of June 20, 2014 among Nant Health, LLC, a Delaware limited liability company (“Nant Health”), KHealth Holdings, Inc., a Delaware corporation (the “Company”), and the Kuwait Investment Office, being the London Office of the Kuwait Investment Authority, acting for and on behalf of the Government of the State of Kuwait (the “Seller”), the sole stockholder of the Company.

RECITALS

A. The Seller owns 100% of the issued and outstanding shares (the “Shares”) of common stock, par value $0.01 per share (the “Common Stock”), of the Company.

B. Concurrently with the execution of this Agreement, the Company and Nant Health are entering into a Series F Units Purchase Agreement (the “Series F Units Purchase Agreement”) pursuant to which the Company is purchasing 53,580,996 Series F Units of Nant Health (the “Series F Units”).

C. To induce the Company to enter into the Series F Units Purchase Agreement, Nant Health wishes to grant Seller the right and option, on the terms and subject to the conditions set forth in this Agreement, to sell all of the Shares to Nant Health if (i) Nant Health does not file a registration statement on Form S-1 with the U.S. Securities and Exchange Commission (the “SEC”) on or before December 20, 2015 (the “First Election Commencement Date”) or (ii) Nant Health does not complete a Qualified IPO on or before June 20, 2016 (the “Second Election Commencement Date”).

D. Concurrently with the execution of this Agreement, NantWorks, LLC and the Seller are entering into a Pledge Agreement (the “Pledge Agreement”) in respect of Nant Health’s obligations under this Agreement.

AGREEMENT

In consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Certain Defined Terms. For purposes of this Agreement:

(a) “Affiliate” means any entity controlling, controlled by or under common control with the named party.

(b) “Qualified IPO” means the consummation of the first firm commitment underwritten public offering of securities of Nant Health (or a corporate or other successor to Nant Health) pursuant to an effective registration statement under the Securities Act (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or a transaction pursuant to Rule 145 of the Securities Act) on a nationally recognized stock exchange with net proceeds to the Company of not less than $75.0 million (before deduction of underwriters’ fees, commissions and expenses).

(c) “Representatives” means, as to any person, its directors, officers, employees, agents and advisors (including, without limitation, financial advisors, banks, attorneys, accountants and their respective agents).

(d) “Securities Act” means the Securities Act of 1933, as amended.

ARTICLE II

GRANT OF PUT RIGHT; PURCHASE AND SALE

Section 2.1 Grant of Put Right.

(a) Subject to the terms and conditions of this Agreement, (i) the Seller shall have, and is hereby granted, the right and option, but not the obligation, to sell all of the Shares to Nant Health at the Purchase Price pursuant to this Agreement if (A) Nant Health does not file a registration statement on Form S-1 with the SEC on or before the First Election Commencement Date or (B) Nant Health does not complete a Qualified IPO on or before the Second Election Commencement Date (such right and option, the “Put Right”), and (ii) Nant Health hereby accepts the grant of such Put Right.

(b) If Nant Health does not file a registration statement on Form S-1 with the SEC on or before the First Election Commencement Date, the Seller may exercise the Put Right by delivering to Nant Health written notice thereof (an “Exercise Notice”) at any time after the First Election Commencement Date and prior to the close of business (5:00 p.m. Pacific time) on March 20, 2016 (the “First Exercise Period”). The Exercise Notice shall specify that Nant Health shall purchase all of the Shares.

(c) If Nant Health has not completed a Qualified IPO on or before the Second Election Commencement Date, the Seller may exercise the Put Right by delivering to Nant Health an Exercise Notice at any time after the Second Election Commencement Date and prior to the close of business (5:00 p.m. Pacific time) on September 20, 2016 (the “Second Exercise Period”). The Exercise Notice shall specify that Nant Health shall purchase all of the Shares.

(d) The Put Right may only be exercised during the First Exercise Period or the Second Exercise Period. The Put Right shall expire and be null and void if not exercised by the Seller by the end of the Second Exercise Period.

Section 2.2 Purchase Price. The aggregate purchase price for the Shares is $150,000,000, together with interest thereon calculated at the rate of 7% per annum from the date of this Agreement through the Closing Date (the “Purchase Price”).

Section 2.3 Closing.

(a) The sale and purchase of the Shares shall take place at a closing (the “Closing”) to be held at the offices of Gibson, Dunn & Crutcher LLP, 1881 Page Mill Road, Palo Alto, CA, at 10:00 a.m., Pacific time on or before the tenth business day following Nant Health’s receipt of the Exercise Notice, subject to the satisfaction or, to the extent permitted by applicable Law, waiver of all conditions to the obligations of the parties set forth in Article VI (other than such conditions as may, by their terms, only be satisfied at the Closing or on the Closing Date) (the “Closing Date”), or at such other place or at such other time or on such other date as the Seller and Nant Health mutually may agree in writing.

(b) At the Closing, (i) Nant Health shall deliver to the Seller an amount in cash equal to the Purchase Price by wire transfer to a bank account designated by the Seller, (ii) the Seller shall deliver to Nant Health certificates representing the Shares, duly endorsed in blank or accompanied by stock powers duly endorsed in blank in proper form for transfer, with appropriate transfer stamps, if any, affixed, and (iii) the Company will provide Nant Health with a certification that the Series F Units owned by the Company are free and clear of all Encumbrances (except as set forth in the limited liability company agreement of Nant Health).

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF

THE SELLER AND THE COMPANY

Except as set forth in the corresponding sections or subsections of the Disclosure Schedules attached hereto (collectively, the “Company and Seller Disclosure Schedule”), the Seller and the Company hereby represent and warrant to Nant Health as follows:

Section 3.1 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full corporate power and authority to own, lease and operate its properties and to carry on its business. The Company is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties or the nature of its business makes such qualification or licensing necessary, except as would not, individually or in the aggregate, have a material adverse effect on its business, properties, financial condition, or results of operations (a “Material Adverse Effect”).

Section 3.2 Authority. Each of the Company and the Seller has full corporate power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly executed and delivered by the Company and the Seller and is legal, valid, binding and enforceable upon and against the Company and the Seller.

Section 3.3 No Conflict; Required Filings and Consents. The execution, delivery and performance by the Company and the Seller of this Agreement and the consummation by the Company and the Seller of the transactions contemplated hereby do not and will not (a) violate any provision of the certificate of incorporation or bylaws of the Seller or the Company; (b) violate any federal, state or local statute, law, regulation, order, injunction or decree (“Law”) applicable to the Seller or the Company; (c) conflict with, create a breach or default under, or require any consent of or notice to any third party pursuant to, any contract, agreement, license, permit or other instrument to which the Seller or the Company is a party; or (d) require any consent or approval of, registration or filing with, or notice to any federal, state or local governmental authority or any agency or instrumentality thereof (a “Governmental Authority”), except for any filings required to be made under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), if applicable.

Section 3.4 Shares. The Seller is the record and beneficial owner of the Shares, free and clear of any charge, limitation, condition, mortgage, lien, security interest, adverse claim, encumbrance or restriction of any kind (collectively, “Encumbrances”). The Seller has the right, authority and power to sell, assign and transfer the Shares to Nant Health. Upon delivery to Nant Health of certificates for the Shares at the Closing and Nant Health’s payment of the Purchase Price, Nant Health shall acquire good, valid and marketable title to the Shares, free and clear of any Encumbrance.

Section 3.5 Capitalization. The authorized capital stock of the Company consists of 1,000 shares of Common Stock, of which 1,000 shares of Common Stock, constituting the Shares, are issued and outstanding on the date hereof. Except for the Shares, the Company has not issued or agreed to issue any (a) shares of capital stock or other equity, ownership or voting interests; (b) securities or instruments convertible into or exchangeable for shares of capital stock or other equity, ownership or voting interests; or (c) equity-equivalents, earnings, profits or revenue-based or equity-based rights. All Shares have been duly authorized and validly issued, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws. There are no outstanding obligations of the Company to issue, sell, transfer, repurchase or redeem any shares of capital stock of the Company, or any securities or instruments convertible into or exchangeable for or that otherwise give rights with respect to shares of capital stock of the Company, or that relate to the holding, voting or disposition thereof. No Shares have been issued in violation of any rights, agreements, commitments or arrangements under applicable Law, the certificate of incorporation or bylaws of the Company or any contract to which the Company is a party or by which it is bound.

Section 3.6 Subsidiaries. Except for the Series F Units, the Company does not own or control, directly or indirectly, any interest in any other entity of any type. The Company is not a participant in any joint venture, partnership or similar arrangement.

Section 3.7 Assets. The Company does not own any assets other than the Series F Units.

Section 3.8 Absence of Undisclosed Liabilities. Except as set forth on Section 3.8 of the Company and Seller Disclosure Schedule, the Company has no liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, known or unknown and whether or not required by GAAP to be reflected on a balance sheet of the Company.

Section 3.9 Compliance with Law; Permits. The Company is and has been in compliance in all material respects with all Laws applicable to it. The Company is in possession of all permits, licenses and other authorizations of any Governmental Authority (“Permits”) necessary for it to own, lease and operate its properties and to carry on its business as currently conducted, except as would not, individually or in the aggregate, have a Material Adverse Effect.

The Company is and has been in compliance with all such Permits, except as would not, individually or in the aggregate, have a Material Adverse Effect.

Section 3.10 Litigation. There is no claim, action, suit, proceeding, inquiry, investigation or arbitration by or before any governmental, regulatory, administrative, judicial or arbitral body pending or threatened (a) affecting the Company, its officers or directors in regards to their actions as such, its assets or its business; (b) to restrain or prevent the consummation of the transactions contemplated hereby; or (c) that might affect the right of Nant Health to own and vote the Shares, nor is there any basis for any of the foregoing.

Section 3.11 Employee Benefit Plans. There are no current employment contracts or consulting agreements by which the Company is bound, and no deferred compensation, bonus, incentive compensation, stock option, severance or termination pay agreement or plan or any other employee benefit plan, agreement, arrangement or commitment, whether formal or informal, maintained, entered into or contributed to, or which is required to be maintained, entered into or contributed to, by the Company for the benefit of any current or former employee, officer or director of the Company, or with respect to which the Company has any liability, contingent or otherwise.

Section 3.12 Labor and Employment Matters. The Company is not a party to any contract or collective bargaining agreement with any labor organization. No organization or representation question, labor dispute or unfair labor practice or complaint is pending or has been threatened.

Section 3.13 Real Property. The Company does not own any real property or interests in real property. The Company does not lease or sublease any real property or interests in real property.

Section 3.14 Taxes. The Company in a timely manner has filed all tax returns and other reports required of it under all federal, state, local and foreign tax laws. All such returns and reports are correct and complete. The Company has paid in full all taxes or other amounts due thereunder, including without limitation all taxes that the Company is obligated to withhold from amounts paid or payable to or benefits conferred upon employees, creditors and third parties. No tax examinations or audits of the Company are in progress or have taken place during the past 10 years.

Section 3.15 Material Contracts. Section 3.15 of the Company and Seller Disclosure Schedule lists all agreements, arrangements or understandings, whether written or oral, that are material to the Company or its business (each, a “Material Contract”). Each Material Contract is valid, binding and enforceable, and is in full force and effect.

Section 3.16 Brokers. No broker, finder or agent will have any claim against Nant Health for any fees or commissions in connection with the transactions contemplated by this Agreement based on arrangements made by or on behalf of the Seller or the Company.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF NANT HEALTH

Nant Health hereby represents and warrants to the Seller as follows:

Section 4.1 Organization. Nant Health is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full power and authority to own, lease and operate its properties and to carry on its business. Nant Health is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties or the nature of its business makes such qualification or licensing necessary, except as would not, individually or in the aggregate, have a Material Adverse Effect.

Section 4.2 Authority. Nant Health has full power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly executed and delivered by Nant Health and is legal, valid, binding and enforceable upon and against Nant Health.

Section 4.3 No Conflict; Required Filings and Consents. The execution, delivery and performance by Nant Health of this Agreement and the consummation by Nant Health of the transactions contemplated hereby do not and will not (a) violate any provision of the operating agreement of Nant Health; (b) violate any Law applicable to Nant Health; (c) conflict with, create a breach or default under, or require any consent of or notice to any third party pursuant to, any contract, agreement, license, permit or other instrument to which Nant Health is a party; or (d) require any consent or approval of, registration or filing with, or notice to any Governmental Authority, except for any filings required to be made under the HSR Act, if applicable.

Section 4.4 Brokers. No broker, finder or agent will have any claim against the Seller or the Company for any fees or commissions in connection with the transactions contemplated by this Agreement based on arrangements made by or on behalf of Nant Health.

ARTICLE V

COVENANTS

Section 5.1 Registration Statement; Qualified IPO. Nant Health shall use its commercially reasonable efforts to file a registration statement on Form S-1 with the SEC on or before the First Election Commencement Date and complete a Qualified IPO on or before the Second Election Commencement Date.

Section 5.2 Distributions. Nant Health shall not to make any dividends or distributions (other than tax distributions) until the Second Election Commencement Date.

Section 5.3 Updates to Disclosure Schedules. The Company and the Seller shall supplement the information set forth in the Company and Seller Disclosure Schedule with respect to any matter hereafter arising that, if existing or occurring at or prior to the date of this Agreement, would have been required to be set forth or described in the Company and Seller Disclosure Schedule or that is necessary to correct any information in the Company and Seller

Disclosure Schedule or in any representation or warranty of the Company and the Seller which has been rendered inaccurate in a material respect thereby within five days following delivery by Seller of the Exercise Notice to Nant Health. The Company and the Seller may further update the Company and Seller Disclosure Schedule as to new matters arising after a Company and Seller Disclosure Schedule has been delivered, up to the Closing Date. The final Company and Seller Disclosure Schedule and all supplements and updates thereto shall be referred hereto collectively as the “Final Company and Seller Disclosure Schedule.” The Final Company and Seller Disclosure Schedule shall qualify and limit all representations and warranties of the Company and the Seller made as of the Closing and each reference to the “Company and Seller Disclosure Schedule” in Article IV shall be deemed to be a reference to the Final Company and Seller Disclosure Schedule for purposes of the Company’s and the Seller’s representations and warranties to be made at the Closing Date.

Section 5.4 Confidentiality. Until the Closing Date, the Seller shall, and shall cause its Affiliates and Representatives to, keep confidential, disclose only to its Affiliates or Representatives and use only in connection with the transactions contemplated by this Agreement all information and data obtained by them from Nant Health or its Affiliates or Representatives relating to Nant Health or its Affiliates or the transactions contemplated hereby (other than information or data that is or becomes available to the public other than as a result of a breach of this Section), unless disclosure of such information or data is required by applicable Law. Until the Closing Date, Nant Health shall, and shall cause its Affiliates and Representatives to, keep confidential, disclose only to its Affiliates or Representatives and use only in connection with the transactions contemplated by this Agreement all information and data obtained by them from the Seller or its Affiliates or Representatives relating to the Seller or its Affiliates or the transactions contemplated hereby (other than information or data that is or becomes available to the public other than as a result of a breach of this Section), unless disclosure of such information or data is required by applicable Law.

Section 5.5 Cooperation.

(a) Upon delivery of the Exercise Notice to Nant Health, the Seller and Nant Health shall use all commercially reasonable efforts to take, or cause to be taken, all appropriate action to do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable, including to (i) obtain from Governmental Authorities and other persons all consents, approvals, authorizations, qualifications and orders as are necessary for the consummation of the transactions contemplated by this Agreement, (ii) promptly make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement required under the HSR Act, if applicable, or any other applicable Law and (iii) have vacated, lifted, reversed or overturned any order, decree, ruling, judgment, injunction or other action (whether temporary, preliminary or permanent) that is then in effect and that enjoins, restrains, conditions, makes illegal or otherwise restricts or prohibits the consummation of the transactions contemplated by this Agreement.

(b) Upon delivery of the Exercise Notice to Nant Health, each of the Seller and Nant Health shall prepare and file submission of a Notification and Report Form pursuant to the HSR Act, if applicable, and any other filings or notifications that must be made under the

HSR Act or any other similar merger notification Laws to be filed with any Governmental Authorities at such time as the Seller and Nant Health may mutually agree, but in any event, no later than ten business days following delivery to Nant Health of the Exercise Notice. In the event that the Seller elects to make any of the filings referred to in the previous sentence during the First Exercise Period or the Second Exercise Period but prior to any delivery of an Exercise Notice, Nant Health shall also make such filings concurrently with the Seller. Nant Health shall use its commercially reasonable efforts to cooperate with the Seller in connection with such filing and to provide the Seller all necessary information and documentation reasonably necessary for the preparation of any such filings. The Seller shall cooperate with Nant Health in connection with such filings and shall provide Nant Health all necessary information and documentation necessary for the preparation of any such filings. For the avoidance of doubt, if the parties file a Notification and Report Form pursuant to the HSR Act or make other filings referred to in this paragraph (b) in advance of delivery of the Exercise Notice, such filings shall not give rise to any obligation on the part of the Seller to deliver the Exercise Notice.

(c) The Seller and Nant Health will reasonably consult and reasonably cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, letters, white papers, memoranda, briefs, arguments, opinions or proposals made or submitted by or on behalf of any party hereto in connection with any proceedings under or relating to any foreign, federal, or state antitrust, competition, or fair trade law. In this regard but without limitation, each party hereto shall promptly inform the other of any material communication between such party and the Federal Trade Commission, the Antitrust Division of the United States Department of Justice, or any other federal, foreign or state antitrust or competition Governmental Authority regarding the transactions contemplated herein.

ARTICLE VI

CONDITIONS TO CLOSING

Section 6.1 General Conditions. The respective obligations of Nant Health and the Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions, any of which may, to the extent permitted by applicable Law, be waived in writing by either party in its sole discretion (provided, that such waiver shall only be effective as to the obligations of such party):

(a) The Seller shall have exercised the Put Right by delivering an Exercise Notice to Nant Health.

(b) If applicable, any waiting period (and any extension thereof) under the HSR Act applicable to the transactions contemplated by this Agreement shall have expired or shall have been terminated.

Section 6.3 Conditions to the Obligations of Nant Health. The obligations of Nant Health to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions, any of which may be waived in writing by Nant Health in its sole discretion:

(a) The representations and warranties of the Seller contained in this Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality, which representations and warranties shall be true and correct in all respects) both when made and as of the Closing Date, or, in the case of representations and warranties that are made as of a specified date, such representations and warranties shall be true and correct as of such specified date. The Seller shall have performed all covenants and agreements required by this Agreement to be performed by it prior to or at the Closing. Nant Health shall have received a certificate of a duly authorized officer of the Seller to the effect set forth in the preceding sentences.

(b) The Final Company and Seller Disclosure Schedule shall not reflect (i) that the Company has made any sale or distribution of the Series F Units (or any securities into which such Series F Units may be converted), (ii) any obligation by the Company to repay or guarantee the repayment of borrowed money, or (iii) any other liability of the Company, other than (A) any taxes not yet due in respect of distributions received from Nant Health, if any, where the proceeds of such distribution have been retained by the Company, or (B) any tax or other obligations arising from a conversion of the form of organization of Nant Health to a corporation pursuant to Section 8.7 of the Sixth Amended and Restated Limited Liability Agreement of Nant Health (or a successor provision of a successor limited liability company agreement of the Nant Health), or (C) ordinary and customary fees and costs arising from maintenance of the Company’s corporate existence, including bookkeeping and other service fees and governmental filing fees.

(c) Nant Health shall have received letters of resignation, effective on the Closing Date, of the officers and directors of the Company prior to the Closing Date.

Section 6.4 Conditions to the Obligations of the Seller. The obligations of the Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of the following condition, which may be waived in writing by the Seller in its sole discretion: The representations and warranties of Nant Health contained in this Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality, which representations and warranties shall be true and correct in all respects) both when made and as of the Closing Date, or, in the case of representations and warranties that are made as of a specified date, such representations and warranties shall be true and correct as of such specified date. Nant Health shall have performed all covenants and agreements required by this Agreement to be performed by it prior to or at the Closing. The Seller shall have received a certificate of a duly authorized officer of Nant Health to the effect set forth in the preceding sentences.

ARTICLE VII

GENERAL PROVISIONS

Section 7.1 Fees and Expenses. Except as otherwise provided herein, all fees and expenses incurred in connection with or related to this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not such transactions are consummated.

Section 7.2 Amendment and Modification. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each party.

Section 7.3 Waiver. No failure or delay of either party in exercising any right or remedy hereunder shall operate as a waiver thereof. Any such waiver by a party shall be valid only if set forth in writing by such party.

Section 7.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given if delivered personally or sent by facsimile, e-mail, overnight courier or registered or certified mail, postage prepaid, to the address set forth on the signature pages hereto opposite the party to receive such notice, or to such other address as may be designated in writing by such party.

Section 7.5 Entire Agreement. This Agreement and the Pledge Agreement constitute the entire agreement, and supersede all prior written agreements, arrangements and understandings and all prior and contemporaneous oral agreements, arrangements and understandings between the parties with respect to the subject matter of this Agreement. No party to this Agreement shall have any legal obligation to enter into the transactions contemplated hereby unless and until this Agreement shall have been executed and delivered by each of the parties.

Section 7.6 Third-Party Beneficiaries. Nothing in this Agreement shall confer upon any person other than the parties and their respective successors and permitted assigns any right of any nature.

Section 7.7 Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Delaware.

Section 7.8 Arbitration. All disputes between the parties under this Agreement shall be referred for resolution by final, binding arbitration in accordance with the provisions of this Section 7.8. The arbitration shall be conducted in Los Angeles, California by the American Arbitration Association under its rules of commercial arbitration then in effect. The arbitration shall be conducted in the English language by a single arbitrator acceptable to both parties. The parties and the arbitrator shall use all reasonable efforts to complete any such arbitration within ninety (90) days from the issuance of notice of a referral of any dispute to arbitration. The decision of the arbitrator shall be the sole, exclusive and binding remedy between the parties regarding the dispute presented to the arbitrator. Any decision of the arbitrator may be entered in a court of competent jurisdiction for judicial recognition of the decision and an order of enforcement. The arbitration proceedings and the decision of the arbitrator shall not be made public without the joint consent of the parties, and each party shall maintain the confidentiality of such proceedings and decision.

Section 7.9 Assignment; Successors. This Agreement may not be assigned by either party without the prior written consent of the other party. Subject to the preceding sentence, this Agreement will be binding upon the parties and their respective successors and assigns.

Section 7.10 Severability. If any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law, such invalidity, illegality or unenforceability shall not affect any other provision hereof.

Section 7.11 Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

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IN WITNESS WHEREOF, the parties have caused this Put Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

NANT HEALTH, LLC		Address for Notices:

7720 Jefferson Boulevard Culver City, CA 90232
By:	/s/ Patrick Soon-Shiong
Name:	Patrick Soon-Shiong	Facsimile:	310-853-7401
Title:	Chief Executive Officer	E-mail:

KHEALTH HOLDINGS, INC.		Address for Notices:

1209 Orange Street
Wilmington, DE 19801
By:	/s/ Prashant M. Vithlani
Name:	Prashant M. Vithlani	E-mail: sjohal@kio.uk.com
Title:	Vice President and Secretary

KUWAIT INVESTMENT OFFICE, BEING THE LONDON OFFICE OF THE KUWAIT INVESTMENT AUTHORITY, ACTING FOR AND ON BEHALF OF THE GOVERNMENT OF THE STATE OF KUWAIT		Address for Notices:

Head of Legal
Kuwait Investment Office
Wren House
15 Carter Lane
London
EC4V 5EY
By:	/s/ Charles Magnay
Name:	Charles Magnay	E-mail: sjohal@kio.uk.com
Title:	Head of Private Equity

By:	/s/ Simon Hard
Name:	Simon Hard
Title:	Executive Vice President – Fixed Income

SIGNATURE PAGE TO PUT AGREEMENT

EXECUTION VERSION

PLEDGE AGREEMENT

This PLEDGE AGREEMENT (this “Pledge Agreement”), dated as of June 20, 2014, is made by NantWorks LLC, a Delaware limited liability company (together with its successors and assigns, “Pledgor”), in favor of Kuwait Investment Office, being the London Office of the Kuwait Investment Authority, acting for and on behalf of the Government of the State of Kuwait (together with its successors and assigns, the “Pledgee”).

RECITALS

WHEREAS, concurrently with the execution of this Pledge Agreement, KHealth Holdings, Inc., a Delaware corporation (the “Company”), and Nant Health, LLC, a Delaware limited liability company (“Nant Health”), are entering into a Series F Units Purchase Agreement (the “Series F Units Purchase Agreement”), pursuant to which the Company is purchasing 53,580,996 Series F Units of Nant Health (the “Series F Units”).

WHEREAS, concurrently with the execution of this Pledge Agreement, pursuant to the Put Agreement dated as of the date of this Agreement (as amended or supplemented from time to time, the “Put Agreement”) among Nant Health, Pledgee and the Company, Nant Health has granted Pledgee the right and option, on the terms and subject to the conditions set forth in the Put Agreement, to sell 100% of the issued and outstanding shares of common stock, par value $0.01 per share, of the Company to Nant Health if (i) Nant Health does not file a registration statement on Form S-1 with the U.S. Securities and Exchange Commission on or before December 20, 2015 or (ii) Nant Health does not complete a Qualified IPO (as defined in the Put Agreement) on or before June 20, 2016;

WHEREAS, in order to secure Pledgee’s rights under the Put Agreement, Pledgor has agreed to pledge to Pledgee all of Pledgor’s right, title and interest to and in the stock and other ownership interests in each Pledged Interests Issuer (as defined below) now or hereafter owned by Pledgor;

WHEREAS, Pledgor is the sole owner of the ownership interests of each Pledged Interests Issuer as described on Schedule I; and

WHEREAS, it is in the best interests of Pledgor to execute this Pledge Agreement inasmuch as Pledgor will derive substantial direct and indirect benefits from the Series F Units Purchase Agreement.

NOW, THEREFORE, in consideration of the premises and in order to induce Pledgee to enter into the Series F Units Purchase Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pledgor hereby agrees with Pledgee as follows:

ARTICLE I

DEFINITIONS

Section 1.01. Certain Terms. The following terms (whether or not underscored) when used in this Pledge Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

“Collateral” is defined in Section 2.01 hereof.

“Distributions” means all cash distributions made in respect of the Pledged Interests, whether or not income, return of capital or otherwise, and all other distributions (whether similar or dissimilar to the foregoing) on or with respect to any Pledged Interests or other rights or interests constituting Collateral.

“Organizational Document” means any articles of incorporation, bylaws, certificate of formation, articles of organization, operating agreement, limited liability company agreement, partnership agreement or other organic agreement, each as amended from time to time.

“Lien” means any security interest, pledge, assignment, encumbrance, lien (statutory or other), claim or other priority or preferential arrangement of any kind or nature whatsoever.

“Pledge Agreement” is defined in the preamble.

“Pledged Interests” means all stock or other ownership interests of each Pledged Interests Issuer; all registrations, certificates, articles or agreements governing or representing any such interests; all options and other rights, contractual or otherwise, at any time existing with respect to such interests; and all distributions, cash, instruments and other property now or hereafter received, receivable or otherwise distributed in respect of or in exchange for any or all of such interests.

“Pledged Interests Issuer” means, individually and collectively, Nant Health, LLC, a Delaware limited liability company, NantMobile, LLC, a Delaware limited liability company, and NantBioScience, Inc., a Delaware corporation.

“Pledgee” is defined in the preamble.

“Pledgor” is defined in the preamble.

“Secured Obligations” is defined in Section 2.02 hereof.

“Securities Act” is defined in Section 6.02 hereof.

“UCC” means the Uniform Commercial Code, as in effect in the State of California, as the same may be amended from time to time.

Section 1.02. Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Pledge Agreement, including its preamble and recitals, have the meanings provided in the Series F Units Purchase Agreement or the Put Agreement, as applicable.

Section 1.03. UCC Definitions. Unless otherwise defined herein or the context otherwise requires, terms for which meanings are provided in the UCC are used in this Pledge Agreement, including its preamble and recitals, with such meanings.

ARTICLE II

PLEDGE

Section 2.01. Grant of Security Interest. Pledgor hereby pledges, hypothecates, assigns, charges, mortgages, delivers and transfers to Pledgee and hereby grants to Pledgee a continuing security interest in all of Pledgor’s right, title and interest, whether now owned or hereafter arising or acquired, in and to the following property (the “Collateral”): (a) all Pledged Interests issued from time to time; (b) all other property hereafter delivered to Pledgor in substitution for or in addition to the Pledged Interests; (c) all Distributions, interest and other payments and rights with respect to the Pledged Interests; (d) all rights in any Organizational Documents of each Pledged Interests Issuer (including, without limitation, any voting and management rights arising thereunder or at law), all rights to profits, income, surplus, compensation, return of capital, distributions and other reimbursements and payments from each Pledged Interests Issuer (including upon dissolution) in respect of all stock, membership, partnership or other equity interests now owned or hereafter acquired by Pledgor in each Pledged Interests Issuer and in respect of Pledgor’s accounts, general intangibles and other rights to payment or reimbursement now existing or hereafter acquired from each Pledged Interests Issuer existing or arising from loans, advances or other extensions of credit or services rendered by Pledgor to or for the account of each Pledged Interests Issuer; and (e) any and all proceeds of any of the foregoing.

Section 2.02. Security for Obligations. This Pledge Agreement secures the payment and performance in full of: (a) the prompt and complete payment when due (b) the due and punctual payment and performance by Pledgor of Pledgor’s obligations and liabilities under, arising out of or in connection with this Pledge Agreement; and (c) all of Nant Health’s or any guarantor’s obligations under the Put Agreement, whether now or hereafter owing, howsoever created, arising or evidenced, whether direct or indirect, primary or secondary, fixed or absolute or contingent, joint or several, regardless of how evidenced or arising (all of the foregoing being hereinafter referred to collectively as the “Secured Obligations”).

Section 2.03. Delivery of Pledged Interests.

(a) All certificates or instruments representing or evidencing any Collateral, if any, including all Pledged Interests, shall be delivered to and held by Pledgee pursuant hereto, shall be in suitable form for transfer by delivery, and shall be accompanied by all necessary endorsements or instruments of transfer or assignment, duly executed in blank.

(b) To the extent any of the Collateral constitutes a “certificated security” (as defined in Section 8-l02(a)(4) of the UCC), an “uncertificated security” (as defined in Section 8-102(a)(l8) of the UCC) or a “security entitlement” (as defined in Section 8-102(a)(17) of the UCC), Pledgor shall cause the issuer thereof or the securities intermediary thereof to take all actions necessary or as reasonably requested by Pledgee to obtain “control” (as defined in Section 8-106 of the UCC) over such Collateral.

Section 2.04. Distributions on Pledged Interests.

(a) Except as limited by subsection (b) and unless a breach or default under the Put Agreement (a “Default”) has occurred and is continuing and has not been waived in writing by Pledgee, any Distribution to be paid on any Pledged Interests may be paid directly to Pledgor. If any Default has occurred and is continuing and has not been waived in writing by Pledgee, upon delivery of notice by Pledgee to Pledgor, any Distribution or payment on any Pledged Interests shall be paid directly to Pledgee.

(b) In case any Distribution of capital stock shall be made on or in respect of the Pledged Interests or any property shall be distributed upon or with respect to the Pledged Interests pursuant to the recapitalization or reclassification of the capital stock of the issuer thereof or pursuant to the reorganization thereof, the property so distributed shall be promptly delivered to Pledgee to be held by it as additional collateral security for the Secured Obligations. If a Default has occurred and is continuing, upon delivery of notice by Pledgee to Pledgor, all sums of money and property so paid or distributed in respect of the Pledged Interests which are received by Pledgor shall, until paid or delivered to Pledgee, be held by Pledgor in trust for the benefit of Pledgee as additional collateral security for the Secured Obligations.

Section 2.05. Continuing Security Interest. This Pledge Agreement shall create a continuing security interest in the Collateral and shall: (a) remain in full force and effect until payment in full in cash and performance of all Secured Obligations; (b) be binding upon Pledgor and their successors, transferees and assigns; and (c) inure, together with the rights and remedies of Pledgee hereunder, to the benefit of Pledgee and its successors, transferees and assigns. Upon the payment in full in cash and performance of all Secured Obligations, the security interest granted herein shall terminate and all rights to the Collateral shall revert to Pledgor. Upon any such payment and performance, termination or expiration, Pledgee will, at Pledgor’s sole expense, deliver to Pledgor, without any representations, warranties or recourse of any kind whatsoever, all certificates and instruments representing or evidencing all Pledged Interests, together with all other Collateral held by Pledgee hereunder, and execute and deliver to Pledgor such documents as Pledgor shall reasonably request to evidence such termination.

Section 2.06. Security Interest Absolute. All rights of Pledgee and the security interests granted to Pledgee hereunder, and all obligations of Pledgor hereunder, shall be absolute and unconditional, irrespective of (a) any lack of validity or enforceability of the Put Agreement; (b) the failure of Pledgee (i) to assert any claim or demand or to enforce any right or remedy against Pledgor, Pledgor or any other Person under the provisions of the Put Agreement or otherwise, or (ii) to exercise any right or remedy against any guarantor of, or collateral securing, any Secured Obligations; (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations or any other extension, compromise or renewal of any Secured Obligation; (d) any reduction, limitation, impairment or termination of any Secured Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and Pledgor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Secured Obligations; (e) any amendment to, rescission, waiver or other modification of, or any consent to departure from, any of the terms of the Put Agreement; (f) any addition, exchange, release, surrender or nonperfection of any collateral (including the Collateral), or any amendment to or waiver or release of or addition to or consent to departure from any guaranty, for any of the Secured Obligations; or (g) any other circumstances which might otherwise constitute a defense available to, or a legal or equitable discharge of, Pledgor, any surety or any guarantor.

Section 2.07. Waiver of Subrogation. Until payment in full in cash and performance of all Secured Obligations, Pledgor hereby irrevocably waives any claim or other rights which Pledgor may now or hereafter acquire against any other Person that arise from the existence, payment, performance or enforcement of Pledgor’s obligations under this Pledge Agreement or the Put Agreement, including any right of subrogation, reimbursement, exoneration or indemnification, any right to participate in any claim or remedy of Pledgor against Pledgor or any Person or any collateral (including, without limitation, the Collateral) which Pledgee now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including the right to take or receive from Pledgor, Pledgor or any other Person, directly or indirectly, in cash or other property or by setoff or in any manner, payment or security on account of such claim or other rights. If any amount shall be paid to Pledgor in violation of the preceding sentence and the Secured Obligations shall not have been paid in full in cash or have not been performed, then such amount shall be deemed to have been paid to Pledgor for the benefit of, and held in trust for, Pledgee and shall forthwith be paid to Pledgee to be credited and applied upon the Secured Obligations. Pledgor acknowledges that Pledgor will receive direct and indirect benefits from the transactions contemplated by the Series F Units Purchase Agreement and that the waiver set forth in this Section is knowingly made in contemplation of such benefits.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Pledgor represents and warrants unto Pledgee, as at the date of each pledge and delivery hereunder (including each pledge and delivery of Pledged Interests) by Pledgor to Pledgee of any Collateral, as follows:

(a) Ownership, No Liens, Etc. Pledgor is the legal and beneficial owner of, and has good and valid title to (and has full right and authority to pledge and assign) the Collateral, free and clear of all Liens, except any Lien granted pursuant hereto in favor of Pledgee or Liens arising under the Organizational Documents of the Pledged Interests Issuer or under the Securities Act of 1933, as amended.

(b) Valid Security Interest. The grant of security interest hereunder, the filing of appropriate financing statements and the delivery of the Collateral to Pledgee is effective to create a valid, perfected security interest in the Collateral and, subject to the limitations contained in Section 9-315 of the UCC, all proceeds thereof and securing the Secured Obligations, and such security interest shall be a first priority security interest in the Collateral, except any Lien or security interest granted pursuant hereto in favor of Pledgee. No filing or other action will be necessary to perfect such security interest.

(c) As to Pledged Interests. The Pledged Interests constitute 100% of Pledgor’s interest in each Pledged Interests Issuer and 100% of the total stock, membership, partnership and/or other equity interests in each Pledged Interests Issuer. The Pledged Interests are duly registered in the ownership records of each Pledged Interests Issuer maintained in the principal office of such issuer. Such registration continues valid and genuine and has not been altered. All Pledged Interests have been duly authorized and validly issued and registered, are fully paid and (except in the case of any Pledged Interests Issuer that is a limited liability company or limited partnership) non-assessable, and were not issued in violation of the preemptive rights, if any, of any Person or of any agreement by which Pledgor or any Pledged Interests Issuer is bound. All documentary, stamp or other taxes or fees owing in connection with the registration, issuance, transfer or pledge of Collateral have been paid. No restrictions or conditions exist with respect to the registration, transfer, voting or capital of any Pledged Interests. Pledgor has no outstanding rights, rights to subscribe, options, warrants or convertible securities outstanding or any other rights outstanding whereby any Person would be entitled to acquire any stock, membership, partnership or other equity interests of any Pledged Interests Issuer. All requisite formalities for the granting of a security interest in the Pledged Interests required pursuant to the Organizational Documents of Pledgor and each Pledged Interests Issuer have been complied with on or prior to the execution and delivery of this Pledge Agreement.

(d) Authorization, Approval, Etc. Except for such approvals to be obtained pursuant to Section 4.10, no authorization, approval or other action by, and no notice to or filing with, any governmental authority, regulatory body or any other Person is required (a) for the pledge by Pledgor of any Collateral pursuant to this Pledge Agreement or for the execution, delivery and performance of this Pledge Agreement by Pledgor; or (b) for the perfection of or for the exercise by Pledgee of the voting or other rights provided for in this Pledge Agreement, or for the remedies in respect of the Collateral pursuant to this Pledge Agreement, except (i) those that have been obtained or made on or prior to the date hereof and (ii) as may be required in connection with a disposition of such Pledged Interests or other enforcement action by laws and regulations affecting the offering and sale of securities generally.

(e) Delivery of Certificates. All stock, membership, partnership or other equity interests in each Pledged Interests Issuer that are represented by certificates have been delivered to Pledgee, together with transfer documents as required in this Pledge Agreement, and Pledgor hereby covenants and agrees that any certificates or instruments evidencing any stock, membership, partnership or other equity interests in each Pledged Interests Issuer hereafter received by Pledgor will be held in trust for Pledgee and promptly delivered to Pledgee.

(f) Location, Name. Pledgor’s exact legal name, state of formation, identification number as designated by the state of its formation, and place(s) of business (or, if it has more than one place of business, chief executive office) are as set forth on Exhibit A hereto; Pledgor’s location within the meaning of Section 9-307 of the UCC is as set forth on Exhibit A hereto; and Pledgor is not now and has not been known by any name other than as set forth on Exhibit A hereto. In the five years preceding the date of this Pledge Agreement, Pledgor has not been a party to or the surviving entity of (i) any consolidation with or merger into any other person or (ii) any acquisition (in a transaction analogous in purpose or effect to a consolidation or merger) of all or substantially all of the assets of any other Person.

(g) Validity of Pledge Agreement. This Pledge Agreement is the legal, valid and binding obligation of Pledgor, enforceable against Pledgor in accordance with its terms, except as limited by applicable bankruptcy, moratorium, reorganization and other similar laws affecting the enforcement of creditors’ rights generally.

(h) No Conflict. The execution, delivery and performance of this Pledge Agreement will not violate in any material respect any provision of any applicable law or regulation or of any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign except to the extent such conflict, breach, creation or payment could reasonably be expected to have a material adverse effect, or of the Organizational Documents of Pledgor or of any Pledged Interests Issuer or of any securities issued by Pledgor or any Pledged Interests Issuer or of any mortgage, indenture, lease, contract, or other agreement, instrument or undertaking to which Pledgor or any Pledged Interests Issuer is a party or which purports to be binding upon Pledgor or any Pledged Interests Issuer or upon any of their respective assets, and will not result in the creation or imposition of any Lien on or security interest in any of the assets of Pledgor or any Pledged Interests Issuer except as contemplated by this Pledge Agreement.

ARTICLE IV

COVENANTS

Section 4.01. Certain Covenants. Pledgor hereby covenants and agrees that, so long as any portion of the Secured Obligations (other than contingent obligations for which no claim has been made) shall remain outstanding, Pledgor will perform the obligations set forth in this Article IV.

Section 4.02. Protect Collateral; Further Assurances, Etc. Pledgor will not sell, assign (by operation of law or otherwise), transfer, pledge or encumber in any other manner or otherwise dispose of the Collateral. Pledgor will warrant and defend the right and title herein granted to Pledgee in and to the Collateral (and all right, title and interest represented by the Collateral) against the claims and demands of all Persons whomsoever. Pledgor agrees that at any time, and from time to time, at the expense of Pledgor, Pledgor will promptly execute and deliver all further instruments, and take all further action, that may be necessary, or that Pledgee may reasonably request in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Pledgee to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Pledgor agrees that without the prior written consent of Pledgee, in its sole and absolute discretion, it will not permit any Pledged Interests Issuer, or vote its interest in any Pledged Interests in a way that allows any such Pledged Interests Issuer, except as permitted by Section 4.07(a) hereof, to make any amendments to the Organizational Documents of such Pledged Interests Issuer, provided that the foregoing shall not be deemed to prohibit any amendment to an Organizational Documents which would not result in impairment of any Collateral or which would not have a material adverse effect. Pledgor agrees that, upon the acquisition after the date hereof by Pledgor of any Collateral, with respect to which the security interest granted hereunder is not perfected automatically upon such acquisition, Pledgor will take such actions with respect to such Collateral or any part thereof as are required to perfect the security interest hereunder with respect to such Collateral.

Section 4.03. Certificates, Etc.

(a) Pledgor agrees that all certificates or other instruments evidencing Pledged Interests delivered by Pledgor pursuant to this Pledge Agreement will be accompanied by duly executed undated blank transfer powers, in substantially the form attached hereto as Exhibit B, or other equivalent instruments of transfer acceptable to Pledgee. Pledgor will, from time to time upon the reasonable request of Pledgee, promptly deliver to Pledgee duly executed undated blank transfer powers in substantially the form attached hereto as Exhibit B, instruments, and similar documents, reasonably satisfactory in form and substance to Pledgee, with respect to the Collateral as Pledgee may reasonably request and will, from time to time upon the request of Pledgee after the occurrence and continuance of any Default, promptly transfer any Pledged Interests into the name of any nominee designated by Pledgee.

(b) Pledgor agrees that (i) Pledgee may notify any Pledged Interests Issuer of any Pledged Interests of the existence of this Pledge Agreement by having such Pledged Interests Issuer acknowledge the Notice of Pledge Agreement attached hereto as Exhibit C immediately after the execution and delivery of this Pledge Agreement and (ii) it will keep, at its address so indicated below its signature hereto, all of its records concerning the Collateral, which records will be of such character as will enable Pledgee or its designees to determine at any time the status thereof.

Section 4.04. Continuous Pledge. Subject to Section 2.04 hereof, Pledgor will, at all times, keep pledged to Pledgee pursuant hereto all Pledged Interests and all other Collateral, all Distributions with respect thereto, and all other Collateral and other securities, instruments, proceeds, and rights from time to time received by or distributable to Pledgor in respect of any Collateral, free and clear of all Liens, except any Lien or security interest granted pursuant hereto in favor of Pledgee or Liens arising under the Organizational Documents of the Pledged Interests Issuer or under the Securities Act of 1933, as amended.

Section 4.05. Voting Rights; Distributions, Etc. Pledgor agrees:

(a) if any Default shall have occurred and be continuing and not been waived in writing by Pledgee, promptly upon receipt thereof by Pledgor, upon the written request of Pledgee, to deliver (properly endorsed where required hereby or requested by Pledgee) to Pledgee all Distributions, all interest, all principal, all other cash payments and all proceeds of the Collateral, all of which shall be held by Pledgee as additional Collateral for use in accordance with Section 6.04 hereof; and

(b) if any Default shall have occurred and be continuing and not been waived in writing by Pledgee and Pledgee has notified Pledgor of Pledgee’s intention to exercise its voting power under this Section 4.05, (i) Pledgee may exercise (to the exclusion of Pledgor) the voting power and all other incidental rights of ownership with respect to any Pledged Interests or other shares of capital stock constituting Collateral, and Pledgor hereby grants Pledgee an irrevocable proxy, exercisable under such circumstances, to vote the Pledged Interests and such other Collateral, and (ii) promptly to deliver to Pledgee such additional proxies and other documents as may be necessary to allow Pledgee to exercise such voting power and other incidental rights.

If a Default has occurred and is continuing and Pledgee has notified Pledgor of Pledgee’s intention to exercise its remedies under this Section 4.05, all Distributions, interest, principal, cash payments and proceeds which may at any time and from time to time be held by Pledgor but which Pledgor is then obligated to deliver to Pledgee, shall, until delivery to Pledgee, be held by such Pledgor separate and apart from its other property in trust for Pledgee. Pledgee agrees that unless a Default shall have occurred and be continuing and not been waived in writing by Pledgee and Pledgee shall have given the notice referred to in Section 4.05(b) above, Pledgor shall have the exclusive right to vote and exercise all other incidental rights of ownership with respect to all of the Pledged Interests, and Pledgee shall, upon the written request of Pledgor, promptly deliver such proxies and other documents, if any, as shall be reasonably requested by Pledgor which are necessary to allow Pledgor to exercise such voting power and incidental rights; provided, however, that no vote shall be cast, or consent, waiver or ratification given, or action taken by Pledgor that would cause a Default, impair any Collateral or be inconsistent with or violate any provision of this Pledge Agreement.

Section 4.06. Status of Pledged Interests. The registration of the Pledged Interests on the permanent ownership records of each Pledged Interests Issuer shall at all times be valid and genuine and shall not be altered. The Pledged Interests at all times shall be duly authorized, validly registered, fully paid and (except in the case of any Pledged Interests Issuer that is a limited liability company or limited partnership) nonassessable, and shall not be registered in violation of the Organizational Documents of Pledgor or any Pledged Interests Issuer or the preemptive rights of any Person, if any, or of any agreement by which Pledgor or any Pledged Interests Issuer is bound.

Section 4.07. Additional Undertakings. Pledgor will not, without the prior written consent of Pledgee:

(a) enter into any agreement amending, supplementing or waiving any provision of any Pledged Interests (including any Organizational Documents or regulations to which such Pledged Interests relate) or compromising or releasing or extending the time for payment of any obligation of the maker thereof, provided that the foregoing shall not be deemed to prohibit any amendment to an Organizational Documents which would not result in impairment of any Collateral or which would not have a material adverse effect;

(b) take or omit to take any action the taking or the omission of which would result in any impairment or alteration of (i) any obligation in respect of any Pledged Interests constituting Collateral or (ii) any other instrument constituting Collateral;

(c) cause or permit any change to be made in its name, identity, corporate structure or state of incorporation or formation, or any change to be made to a jurisdiction other than as represented in (i) the location of any Collateral, (ii) the location of any records concerning any Collateral or (iii) in the location of its place of business (or, if it has more than one place of business, its chief executive office), unless Pledgor shall have notified Pledgee of such change at least 5 business days prior to the effective date of such change, and shall have first taken all action, if any, reasonably required by Pledgee for the purpose of further perfecting or protecting the security interest in favor of Pledgee in the Collateral;

(d) permit the issuance of (i) any additional stock, membership, partnership or other equity interests or units of any class of additional stock, membership, partnership or other equity interests or units of any Pledged Interests Issuer (unless immediately upon such issuance the same are pledged and delivered to Pledgee pursuant to the terms hereof), (ii) any securities convertible voluntarily by the holder thereof or automatically upon the occurrence or nonoccurrence of any event or condition into, or exchangeable for, any additional stock, membership, partnership or other equity interests or units of any Pledged Interests Issuer (unless immediately upon such issuance the same are pledged and delivered to Pledgee pursuant to the terms hereof) or (iii) any warrants, options, contracts or other commitments entitling any Person to purchase or otherwise acquire any such interests or units; or

(e) enter into any agreement creating, or otherwise permit to exist, any restriction or condition upon the transfer, voting or control of any Pledged Interests, except as contained in the Organizational Documents in effect as of the date hereof, or restrictions on transfers imposed by federal and state securities laws.

Section 4.08. Required Cash Balance. Pledgor will, at all times, maintain in a separate bank account a cash balance equal to the Purchase Price (as defined in the Put Agreement), which account (including such balance contained therein) shall be free and clear of all Liens, except any Lien or security interest granted pursuant hereto in favor of Pledgee.

Section 4.09. Filings. Pledgor hereby authorizes Pledgee to file UCC financing statements, continuations and amendments and other similar documents with respect to the Collateral without Pledgor’s signature (to the extent permitted by applicable law).

Section 4.10. Consents and Amendments. Pledgor hereby agrees that, within 15 days of the date of this Agreement, Pledgor will obtain any consents required under the Organizational Documents of each of the Pledged Interests Issuers to permit (i) the pledge by Pledgor of any Collateral pursuant to this Pledge Agreement or for the execution, delivery and performance of this Pledge Agreement by Pledgor or (ii) the perfection of or for the exercise by Pledgee of the voting or other rights provided for in this Pledge Agreement, or the remedies in respect of the Collateral pursuant to this Pledge Agreement.

ARTICLE V

PLEDGEE

Section 5.01. Pledgee Appointed Attorney-in-Fact. Pledgor hereby irrevocably appoints Pledgee as Pledgor’s attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor or otherwise, from time to time in Pledgee’s discretion, to, after a Default has occurred and is continuing, take any action and to execute any instrument which Pledgee may deem necessary or advisable to accomplish the purposes of this Pledge Agreement, including, without limitation: (a) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral; (b) to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (a) above; (c) to file any claims or take any action or institute any proceedings which Pledgee may deem necessary or advisable for the collection of any of the Collateral or otherwise to enforce the rights of Pledgee with respect to any of the Collateral; and (d) to perform the affirmative obligations of Pledgor hereunder (including all obligations of Pledgor under Section 4.07 hereof). Pledgor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section 5.01 is irrevocable and coupled with an interest.

Section 5.02. Pledgee May Perform. If Pledgor fails to perform any agreement contained herein, then Pledgee may itself perform, or cause performance of, such agreement, and the expenses of Pledgee incurred in connection therewith shall be payable by Pledgor pursuant to Section 6.05 hereof, and Pledgee may from time to time take any other action which Pledgee deems necessary for the maintenance, preservation or protection of any of the Collateral or of its security interest therein.

Section 5.03. Pledgee Has No Duty. The powers conferred on Pledgee hereunder are solely to protect its interest in the Collateral and shall not impose any duty on it to exercise any such powers. Pledgee shall have no duty as to any Collateral or responsibility for (a) ascertaining or taking action with respect to any matters relative to any Collateral, whether or not Pledgee has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. Pledgee shall not be liable for failure to collect or realize upon the Obligations or any collateral security or guaranty therefor, or any part thereof, or for any delay in so doing, nor shall Pledgee be under any obligation to take any action whatsoever with regard thereto.

ARTICLE VI

REMEDIES

Section 6.01. Certain Remedies. If any Default shall have occurred and be continuing and not been waived in writing by Pledgee:

(a) Pledgee may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all of the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral) and also may, without notice except as specified below or, as required to be provided by the UCC, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of Pledgee’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as Pledgee may deem commercially reasonable. Pledgor agrees that, to the extent notice of sale shall be required by law, 10 days’ prior notice to Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Pledgee shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Pledgee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b) Pledgee may (i) transfer all or any part of the Collateral into the name of Pledgee or its nominee, with or without disclosing that such Collateral is subject to the lien and security interest hereunder, (ii) notify the parties obligated on any of the Collateral to make payment to Pledgee of any amount due or to become due thereunder, (iii) enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto, (iv) endorse any checks, drafts or other writings in Pledgor’s name to allow collection of the Collateral, (v) take control of any proceeds of the Collateral and (vi) execute (in the name, place and stead of Pledgor) endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral.

Section 6.02. Reserved.

Section 6.03. Compliance With Restrictions. Pledgor agrees that in any sale of any of the Collateral whenever a Default shall have occurred and be continuing, Pledgee is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to Persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any governmental authority, and Pledgor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall Pledgee be liable nor accountable to Pledgor for any discount allowed by the reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

Section 6.04. Application of Proceeds. All cash proceeds received by Pledgee in respect of any sale of, collection from or other realization upon, all or any part of the Collateral shall be applied (after payment of any amounts payable to Pledgee pursuant to the Put Agreement or Section 6.05 hereof) in whole or in part by Pledgee against all or any part of the Secured Obligations in the following order:

(a) First, to the payment and satisfaction of all costs and expenses including, without limitation, attorneys’ fees and disbursements, incurred by Pledgee in the enforcement and administration of this Pledge Agreement and the Put Agreement;

(b) Second, to the payment and satisfaction of all the other Secured Obligations consisting of costs, expenses, interest or fees; and

(c) Third, to the payment and satisfaction of all other Secured Obligations.

Any surplus of such cash or cash proceeds held by Pledgee remaining after indefeasible payment in full in cash of all Indebtedness and the performance of all other Secured Obligations shall be paid over to Pledgor or to whomsoever may be lawfully entitled to receive such surplus.

Section 6.05. Expenses; Taxes. Upon demand, Pledgor will pay to Pledgee the amount of any and all reasonable out of pocket expenses, including the fees and disbursements of its counsel and of any experts and agents, which Pledgee and any local counsel may incur in connection herewith, including, without limitation, (i) the administration of this Pledge Agreement and the Put Agreement; (ii) the custody, preservation, use or operation of, or sale of, collection from or other realization upon, any of the Collateral; (iii) the exercise or enforcement of any of the rights of Pledgee hereunder; or (iv) the failure by Pledgor to perform or observe any of the provisions hereof. Pledgor will upon demand pay to Pledgee any taxes (excluding income taxes, franchise taxes or other taxes levied on gross earnings, profits or the like of Pledgee) payable or ruled payable by any federal or state authority in respect of this Pledge Agreement, together with interest and penalties, if any.

Section 6.06. Warranties. In any sale conducted pursuant hereto, Pledgee may sell the Collateral without giving any warranties or representations as to the Collateral. Pledgee may disclaim any warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

ARTICLE VII

MISCELLANEOUS PROVISIONS

Section 7.01. Amendments, Etc. No amendment to or waiver of any provision of this Pledge Agreement nor consent to any departure by Pledgor herefrom shall in any event be effective unless the same shall be in writing and signed by Pledgee, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given.

Section 7.02. Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given if delivered personally or sent by facsimile, e mail, overnight courier or registered or certified mail, postage prepaid, to the address set forth on the signature pages hereto opposite the party to receive such notice, or to such other address as may be designated in writing by such party.

Section 7.03. Headings. The various headings of this Pledge Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Pledge Agreement or any provisions hereof.

Section 7.04. Severability. Any provision of this Pledge Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Pledge Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 7.05. Execution in Counterparts, Effectiveness, Etc. This Pledge Agreement may be executed by the parties hereto in several counterparts, each of which shall be executed by Pledgor and Pledgee and be deemed to be an original and all of which shall constitute together but one and the same agreement. This Pledge Agreement shall become effective when counterparts hereof executed on behalf of Pledgor and Pledgee shall have been received by Pledgee.

Section 7.06. Governing Law. THIS PLEDGE AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF DELAWARE (WITHOUT REGARD TO THE CONFLICT-OF-LAWS PRINCIPLES THEREOF). This Pledge Agreement and the Put Agreement constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

Section 7.07. Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS PLEDGE AGREEMENT OR THE PUT AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF PLEDGEE OR PLEDGOR SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN DELAWARE; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT PLEDGEE’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. PLEDGOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN DELAWARE FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREE TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. PLEDGOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF DELAWARE. PLEDGOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH PLEDGOR MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT PLEDGOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF

ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, PLEDGOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS PLEDGE AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS.

Section 7.08. Waiver of Jury Trial. PLEDGEE AND PLEDGOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS PLEDGE AGREEMENT OR THE PUT AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF PLEDGEE OR PLEDGOR. PLEDGOR ACKNOWLEDGES AND AGREES THAT PLEDGOR HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER TRANSACTION DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR PLEDGEE ENTERING INTO THIS PLEDGE AGREEMENT AND EACH OTHER TRANSACTION DOCUMENT.

Section 7.09. No Oral Agreements. THIS PLEDGE AGREEMENT AND THE PUT AGREEMENT REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES HERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO.

Section 7.10. Survival of Representations. All representations and warranties of Pledgor contained in this Agreement shall survive the execution and delivery of this Agreement.

Section 7.11. Joint and Several Obligations. If Pledgor shall constitute more than one person or entity:

(a) The obligations of each Pledgor hereunder are joint and several.

(b) Each representation and warranty made by Pledgor in this Pledge Agreement shall be deemed to have been made by each Pledgor, and each covenant and undertaking on the part of Pledgor in this Pledge Agreement shall be deemed individually applicable with respect to each Pledgor.

(c) A separate action or actions may be brought and prosecuted against any Pledgor whether an action is brought against any other Pledgor or whether any other Pledgor is joined in any such action or actions.

(d) Each Pledgor waives any right to require Pledgee to: (i) proceed against any other Pledgor; (ii) proceed against or exhaust any security held from any other Pledgor; or (iii) pursue any other remedy in Pledgee’s power whatsoever.

(e) Notices under this Pledge Agreement required to be provided to Pledgor shall be effective if provided to any Pledgor.

Section 7.12. Filing as a Financing Statement. At the option of Pledgee, this Pledge Agreement, or a carbon, photographic or other reproduction of this Pledge Agreement or of any UCC financing statement, continuations and amendments thereto, covering all of the Collateral or any portion thereof shall be sufficient as a UCC financing statement and may be filed as such without the signature of Pledgor where and to the full extent permitted by applicable law.

[REMAINDER OF PAGE INTENTIONALLY BLANK; EXECUTION PAGE FOLLOWS]

IN WITNESS WHEREOF, each of the parties hereto have caused this Pledge Agreement to be duly executed and delivered by its officers thereunto duly authorized as of the date first above written.

NANTWORKS LLC		Address for Notices:

9920 Jefferson Boulevard
Culver City, CA 90232
By:	/s/ Patrick Soon-Shiong	Attention: General Counsel
Name:	Patrick Soon-Shiong	Facsimile:	310-853-7401
Title:	Chief Executive Officer	E-mail:	ckim@nantworks.com
pss@nantworks.com

[EXECUTION PAGE OF PLEDGE AGREEMENT]

KUWAIT INVESTMENT OFFICE, BEING THE LONDON OFFICE OF THE KUWAIT INVESTMENT AUTHORITY, ACTING FOR AND ON BEHALF OF THE GOVERNMENT OF THE STATE OF KUWAIT		Address for Notices: Head of Legal Kuwait Investment Office Wren House 15 Carter Lane London EC4V 5EY

By:	/s/ Charles Magnay
Name:	Charles Magnay	E-mail:	sjohal@kio.uk.com
Title:	Head of Private Equity

By:	/s/ Simon Hard
Name:	Simon Hard
Title:	Executive Vice President – Fixed Income

[EXECUTION PAGE OF PLEDGE AGREEMENT]

ACKNOWLEDGMENT OF PLEDGED INTEREST ISSUER

Each of the undersigned (collectively, the “Pledged Interests Issuer”), hereby: (a) acknowledges and consents to the assignment by NantWorks LLC (“Pledgor”) of Pledgor’s right, title and interest in, to and under 100% of the membership interests (the “Pledged Interests”) of the Pledged Interests Issuer pursuant to the terms of the Pledge Agreement dated as of June 19, 2014 (the “Pledge Agreement”), made by Pledgor for Kuwait Investment Office, being the London Office of the Kuwait Investment Authority, acting for and on behalf of the Government of the State of Kuwait, as pledgee (together with its successors and assigns, “Pledgee”); (b) confirms that the Pledged Interests Issuer has reviewed the Pledge Agreement; (c) upon notice from Pledgee after a Default that has occurred and is continuing, agrees to make direct payment to Pledgee of any amounts due or to become due to Pledgor under the Pledged Interests; (d) upon exercise of remedies by Pledgee under the Pledge Agreement, agrees to recognize Pledgee (to the exclusion of Pledgor) as the sole Person entitled to exercise the voting power and all other incidental rights of ownership with respect to such stock, membership, partnership or other equity interests or units in accordance with the terms of the Pledge Agreement and waives any right to be provided at any time hereafter with a copy of the Pledge Agreement, the Put Agreement or any other instrument in connection with any exercise by Pledgee (or its agent or nominee) of voting or other consensual rights in respect of the Pledged Interest or any registration of any of the Pledged Stock in the name of Pledgee; (e) agrees to comply with instructions provided by Pledgee without further consent by Pledgor; (f) agrees to record in its records the Pledged Interests in favor of Pledgee, (g) agrees not to take any action to cause any membership interest comprising the Pledged Interest to be or become a “security” within the meaning of, or to be governed by, Article 8 (Investment Securities) of the UCC as in effect under the laws of any state having jurisdiction, except in each case for Pledged Interests that is under the “control” of Pledgee pursuant to Article 8 of the UCC, (h) agrees not to “opt in” or to take any other action seeking to establish any membership interest comprising the Pledged Interests as a “security” and not to certificate any membership interest comprising the Pledged Interests, except in each case for such Pledged Interest that is under the “control” of Pledgee pursuant to Article 8 of the UCC and (i) to the extent that such Pledged Interest Issuer has caused any membership interest comprising the Pledged Interests to be or become a “security” within the meaning of, or to be governed by Article 8 of the UCC as in effect under the laws of any state having jurisdiction, Pledged Interest Issuer shall take all actions necessary or required by Pledgee to perfect Lender security interest in such Pledged Interests and shall not “opt out” or otherwise cause any such Pledged Interests to cease to be a “security” within the meaning of Article 8 of the UCC of the applicable jurisdiction.

Dated: June 19, 2014.

NANT HEALTH, LLC, a Delaware limited liability company NANT MOBILE, LLC, a Delaware limited liability company, and NANTBIOSCIENCE INC., a Delaware corporation

By:	/s/ Patrick Soon-Shiong
Printed Name:	Patrick Soon-Shiong
Its:	Chief Executive Officer

Telephone:	310-883-1300
Email address:	pss@nantworks.com
ckim@nantworks.com

[EXECUTION PAGE OF PLEDGE AGREEMENT]

SCHEDULE I

PLEDGED INTERESTS

Pledgor	Pledged Interests Issuer	Number of Interests	Percentage Ownership	Certificated or Uncertificated
NantWorks LLC	Nant Health, LLC	400,000,000 Series A Units	75.957%	UNCERTIFICATED
NantWorks LLC	NantMobile, LLC	225,000,000 Series A Units	98.361%	UNCERTIFICATED
NantWorks LLC	NantBioScience, Inc.	154,800,000 shares of Common Stock	86%	CERTIFICATED

EXHIBIT A

PLEDGOR INFORMATION

Name of Pledgor	Type of Organization	Jurisdiction of Organization/ Formation	Organizational Identification Number	Chief Executive Office or Primary Residence
NantWorks LLC	limited liability company	Delaware	4965482	9920 Jefferson Boulevard Culver City, California 90232

EXHIBIT B

FORM OF TRANSFER POWER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                  (“Transferee”)                  interests in             , a/an                  (the “Pledged Interests Issuer”), represented by the attached Certificate No.              herewith and do hereby irrevocably constitute and appoint Transferee as attorney to transfer the said additional stock, membership, partnership or other equity interests or units on the books of the Pledged Interests Issuer with full power of substitution in the premises.

Dated:             , 20

By:
Name:
Title:

IN PRESENCE OF:

EXHIBIT C

FORM OF NOTICE OF PLEDGE AGREEMENT

TO:

Notice is hereby given that, pursuant to a Pledge Agreement dated as of             , 20         (the “Pledge Agreement”), between                 , a/an                 , as pledgor (together with its successors and assigns, “Pledgor”), and Kuwait Investment Office, being the London Office of the Kuwait Investment Authority, acting for and on behalf of the Government of the State of Kuwait, as pledgee (together with its successors and assigns, “Pledgee”), Pledgor has pledged and assigned to Pledgee, and granted to Pledgee a continuing security interest in, all right, title and interest of Pledgor, whether now existing or hereafter arising or acquired, in, to and under the stock (the “Pledged Interests”), of              and              (each, a “Pledged Interests Issuer”), including, without limitation:

Pledgor’s rights, now existing or hereafter arising or acquired, to receive from time to time its share of profits, income, surplus, compensation, return of capital, distributions and other reimbursements and payments from any Pledged Interests Issuer (including, without limitation, specific properties of the Pledged Interests Issuer upon dissolution and otherwise), in respect of any and all of the following:

(1) All stock, membership, partnership or other equity interests or units now owned or hereafter acquired by Pledgor in any Pledged Interests Issuer as a result of exchange offers, direct investments or contributions or otherwise;

(2) Pledgor’s accounts, general intangibles and other rights to payment or reimbursement, now existing or hereafter arising or acquired, from any Pledged Interests Issuer, existing or arising from loans, advances or other extensions of credit by Pledgor from time to time to or for the account of the Pledged Interests Issuer, or from services rendered by Pledgor from time to time to or for the account of the Pledged Interests Issuer; and

(3) The proceeds of and from any and all of the foregoing.

Pursuant to and subject to the terms of the Pledge Agreement, the Pledged Interests Issuers are hereby authorized and directed to (a) register Pledgor’s pledge to Pledgee of Pledgor’s stock, membership, partnership or other equity interests or units on the Pledged Interests Issuers’ books, (b) to make direct payment to Pledgee of any amounts due or to become due to Pledgor under the Pledged Interests, if so notified by Pledgee after a Default has occurred and is continuing, and (c) permit Pledgee to exercise (to the exclusion of Pledgor) the voting power and all other incidental rights of ownership with respect to such stock, membership, partnership or other equity interests or units in accordance with the terms of the Pledge Agreement.

Pledgee hereby requests the Pledged Interests Issuers to indicate the Pledged Interests Issuers’ acceptance of this Notice and consent to and confirmation of its terms and provisions by signing a copy hereof and returning the same to Pledgee.

[REMAINDER OF PAGE INTENTIONALLY BLANK; EXECUTION PAGE FOLLOWS]

Dated:             , 20    .

KUWAIT INVESTMENT OFFICE, BEING	Address for Notices:
THE LONDON OFFICE OF THE KUWAIT
INVESTMENT AUTHORITY, ACTING FOR
AND ON BEHALF OF THE GOVERNMENT OF
THE STATE OF KUWAIT
Facsimile:
E-mail:

By:
Name:
Title:

AMENDMENT NO. 1 TO PUT AGREEMENT

RECITALS

WHEREAS, the parties to the Put Agreement (the “Put Agreement”), dated as of June 20, 2014, by and among Nant Health LLC, KHealth Holdings, Inc. and the Kuwait Investment Office, being the London Office of the Kuwait Investment Authority, acting for and on behalf of the Government of the State of Kuwait, the sole stockholder of K Health Holdings, Inc., desire, in accordance with Section 7.2 of the Put Agreement, to enter into this Amendment No. 1, dated as of March 17, 2016 (the “Amendment”) to the Put Agreement; and

WHEREAS, this Amendment is intended to extend from March 20, 2016 to April 20, 2016 the last date of the First Exercise Period defined in Section 2.1(b) of the Put Agreement.

AMENDMENT AND AGREEMENT

The parties accordingly agree as follows:

1. Section 2.1(b) of the Put Agreement is hereby amended as follows: “March 20, 2016” is replaced with the date “April 20, 2016”.

2. Except as otherwise provided herein, the Put Agreement shall remain unchanged and in full force and effect.

3. From and after the execution of this Amendment by the Parties, any reference to the Put Agreement shall be deemed to be a reference to the Put Agreement as amended by this Amendment.

[Signature page follows]

IN WITNESS WHEREOF, each of the Parties has caused this Amendment to be executed and delivered on its behalf by its officers thereunto duly authorized, all at or on the date and year first above written.

NANT HEALTH, LLC

By:	/s/ Charles Kim
Name: Charles Kim
Title: General Counsel

KHEALTH HOLDINGS, INC.

By:	/s/ (illegible)
Name:
Title:

KUWAIT INVESTMENT OFFICE, BEING THE LONDON OFFICE OF THE KUWAIT INVESTMENT AUTHORITY, ACTING FOR AND ON BEHALF OF THE GOVERNMENT OF THE STATE OF KUWAIT

By:	/s/ (illegible)
Name:
Title:

[Signature Page to Amendment No.1 to Put Agreement]

AMENDMENT NO. 2 TO PUT AGREEMENT

RECITALS

WHEREAS, the parties to the Put Agreement (the “Put Agreement”), dated as of June 20, 2014, by and among Nant Health LLC, KHealth Holdings, Inc. and the Kuwait Investment Office, being the London Office of the Kuwait Investment Authority, acting for and on behalf of the Government of the State of Kuwait, the sole stockholder of K Health Holdings, Inc., desire, in accordance with Section 7.2 of the Put Agreement, to enter into this Amendment No. 2, dated as of April 19, 2016 (the “Amendment”) to the Put Agreement; and

WHEREAS, this Amendment is intended to extend from April 20, 2016 to May 20, 2016 the last date of the First Exercise Period defined in Section 2.1(b) of the Put Agreement as amended by the Amendment No. 1 to the Put Agreement dated as of March 17, 2016.

AMENDMENT AND AGREEMENT

The parties accordingly agree as follows:

1. Section 2.1(b) of the Put Agreement is hereby amended as follows: “April 20, 2016” is replaced with the date “May 20, 2016”.

2. Except as otherwise provided herein, the Put Agreement shall remain unchanged and in full force and effect.

3. From and after the execution of this Amendment by the Parties, any reference to the Put Agreement shall be deemed to be a reference to the Put Agreement as amended by this Amendment.

[Signature page follows]

IN WITNESS WHEREOF, each of the Parties has caused this Amendment to be executed and delivered on its behalf by its officers thereunto duly authorized, all at or on the date and year first above written.

NANT HEALTH, LLC

By:
Name:
Title:

KHEALTH HOLDINGS, INC.

By:
Name:
Title:

KUWAIT INVESTMENT OFFICE, BEING THE LONDON OFFICE OF THE KUWAIT INVESTMENT AUTHORITY, ACTING FOR AND ON BEHALF OF THE GOVERNMENT OF THE STATE OF KUWAIT

By:
Name:
Title:

[Signature Page to Amendment No.1 to Put Agreement]

AMENDMENT NO. 3 TO PUT AGREEMENT

RECITALS

WHEREAS, the parties to the Put Agreement (the “Put Agreement”), dated as of June 20, 2014, by and among Nant Health LLC, KHealth Holdings, Inc. and the Kuwait Investment Office, being the London Office of the Kuwait Investment Authority, acting for and on behalf of the Government of the State of Kuwait, the sole stockholder of KHealth Holdings, Inc., desire, in accordance with Section 7.2 of the Put Agreement, to enter into this Amendment No. 3, dated as of May 20th, 2016 (the “Amendment”) to the Put Agreement; and

WHEREAS, this Amendment is intended to extend from May 20, 2016 to June 20, 2016 the last date of the First Exercise Period defined in Section 2.1(b) of the Put Agreement as amended by Amendment No. 2 to the Put Agreement dated as of April 19th, 2016.

WHEREAS, this Amendment is intended to clarify the understanding of the parties in respect of Section 1.1(b) of the Put Agreement

AMENDMENT AND AGREEMENT

The parties accordingly agree as follows:

1. Section 2.1(b) of the Put Agreement is hereby amended as follows: “May 20, 2016” is replaced with the date “June 20, 2016”.

2. Section 1.1(b) of the Put Agreement is hereby amended as follows: “(before deduction of underwriters’ fees, commissions and expenses)” is replaced with the words “(after deduction of underwriters’ fees, commissions and expenses)”.

3. Except as otherwise provided herein, the Put Agreement shall remain unchanged and in full force and effect.

4. From and after the execution of this Amendment by the Parties, any reference to the Put Agreement shall be deemed to be a reference to the Put Agreement as amended by this Amendment.

[Signature page follows]

IN WITNESS WHEREOF, each of the Parties has caused this Amendment to be executed and delivered on its behalf by its officers thereunto duly authorized, all at or on the date and year first above written.

NANT HEALTH, LLC

By:
Name:
Title:

KHEALTH HOLDINGS, INC.

By:
Name:
Title:

KUWAIT INVESTMENT OFFICE, BEING THE LONDON OFFICE OF THE KUWAIT INVESTMENT AUTHORITY, ACTING FOR AND ON BEHALF OF THE GOVERNMENT OF THE STATE OF KUWAIT

By:
Name:
Title:

[Signature Page to Amendment No.3 to Put Agreement]